EXHIBIT 99.1

DR PEPPER SNAPPLE GROUP, INC.
CHANGE IN CONTROL SEVERANCE PLAN

1. Purpose of the Plan. The Board of Directors (the “Board”) of Dr Pepper Snapple Group, Inc. (the “Company”) recognizes the importance to Company and its shareholders of ensuring that the Company and its subsidiaries have the continued dedication and leadership of the Company’s management team, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below). The Board recognizes that the possibility of a Change in Control and the uncertainty it may create among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Therefore, the Compensation Committee has decided to adopt this Change in Control Severance Plan (the “Plan”) in order to encourage the retention of management and to reduce the level of uncertainty and distraction that is likely to result from a Change in Control or a potential Change in Control. The Plan is intended to qualify for purposes of ERISA (as defined below) as an unfunded welfare plan maintained by the Company for the purpose of providing benefits for a select group of management or highly compensated employees.

2. Definitions. For purposes of the Plan, the following terms have the meanings set forth below:

(a) “Administrative Committee” means the Administrative Committee appointed by the Board of the Company, or if no such committee is appointed, the Compensation Committee.

(b) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(c) “Annual Base Salary” means a Participant’s annual base salary at the rate in effect on the Severance Protection Date.

(d) “Annual Bonus” means the Participant’s target annual cash bonus that a Participant is eligible to earn pursuant to the Company’s annual incentive plan, as such plan is in effect from time to time, or any successor to such plan, at the target level in effect on the Severance Protection Date.

(e) “Cause” means termination by the Company of the Participant’s employment for the Participant’s:

(i) willful failure to substantially perform the Participant’s duties with the Company;

(ii) breach of the Participant’s duty of loyalty toward the Company;

(iii) commission of an act of dishonesty toward the Company, theft of the Company’s corporate property, or usurpation of the Company’s corporate opportunities;

(iv) unethical business conduct including any violation of law connected with the Participant’s employment at the Company; or

(v) conviction of any felony involving dishonest or immoral conduct.

For purposes of this Section 2(e), no act or failure to act on the part of the Participant will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(f) “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any “person” or group (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act), together with their affiliates and associates (both as defined in Rule 12b-2 under the Exchange Act) other than (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries, or the trustee or other fiduciary holding securities under any such employee benefit plan, (iii) a company owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 30% of combined voting power of the voting securities of the Company then outstanding; or

(ii) individuals who, as of February 11, 2009, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition of Change in Control, any individual becoming a director subsequent to February 11, 2009 whose appointment or election to the Board was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its Subsidiaries (a “Business Combination”) with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than a majority of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or

(iv) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or

(v) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(h) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(i) “Compensation Committee” means the Compensation Committee of the Board.

(j) “Disability” shall mean a Participant’s inability, because of incapacity due to physical or mental illness or injury and notwithstanding reasonable accommodation, to perform the essential functions of the Participant’s position with the Company on a full-time basis for at least six consecutive months.

(k) “Effective Date” means Febraury 11, 2009.

(l) “ERISA” means the Employee Retirement Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

(n) “Excise Tax” means the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such tax.

(o) “Good Reason” means, with respect to any Participant and without the Participant’s express written consent, the occurrence of any one or more of the following at any time during the Severance Protection Period:

(i) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary which the Participant held immediately prior to the Change in Control, (B) a material reduction in either the Participant’s Annual Base Salary or Annual Bonus opportunity provided by the Company and any Subsidiary, (C) a material reduction in the Participant’s long-term incentive compensation opportunity from the level in effect on the Severance Protection Date or (D) the termination or denial of the Participant’s rights to retirement or welfare benefits or a material reduction in the scope or value of such benefits (other than any such reduction that is generally applicable to similarly situated management employees of the Company), and such change, reduction or termination is not remedied by the Company within ten business days after receipt by the Company of written notice from the Participant of such change, reduction or termination, as the case may be;

(ii) any change of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment immediately prior to a Change in Control;

(iii) any failure of the Company to pay the Participant any compensation when due (other than an inadvertent failure that is remedied within ten business days after receipt of written notice from the Participant);

(iv) the delivery by the Company or any Subsidiary of a written notice to the Participant of the intent to terminate the Participant’s employment for any reason, other than Cause or Disability, regardless of whether such termination is intended to become effective during or after the Severance Protection Period; or

(v) any failure by the Company to comply with and satisfy Section 15.

The Participant’s right to terminate employment for Good Reason will not be affected by the Participant’s incapacity due to physical or mental illness. A termination of employment by the Participant for Good Reason for purposes of the Plan will be effective only if the Participant gives the Company written notice of the termination setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of the Plan on which the Participant relied within 90 days of the Participant’s knowledge of the initial existence of a condition described in clauses (i) through (v) above. The Company shall have a period of at least 30 days (the “Correction Period”) during which it may remedy the condition. If the Company remedies the condition within the Correction Period, the Participant may not terminate for that Good Reason event. A termination for Good Reason may occur only within 30 days following the expiration of a Correction Period. If the Company disputes the existence of Good Reason, the Company will have the burden of proof to establish that Good Reason does not exist.

(p) “Nonqualified Pension Plan” shall mean each pension plan adopted by the Company, as such plan may be in effect from time to time, in which Participant is eligible to participate, but only to the extent such plan is designed to provide benefits which would otherwise be provided in the Qualified Pension Plan but for the limitations of the Code.

(q) “Payment” means any payment, benefit or distribution (or combination thereof) to or for the benefit of a Participant, whether paid, payable, distributed, distributable or provided pursuant to the Plan or otherwise, including any payment, benefit or other right that constitutes a “parachute payment” within the meaning of Section 280G of the Code.

(r) “Person” has the meaning set forth in Section 2(f)(i).

(s) “Qualified Pension Plan” shall mean each pension plan adopted by the Company, as such plan may be in effect from time to time, in which Participant is eligible to participate and which is intended to be qualified under Section 401(a) of the Code.

(t) “Separation from Service” means a Participant’s separation from service within the meaning of Section 409A of the Code.

(u) “Severance Multiple” will mean, with respect to any Participant, the number that corresponds to such Participant’s Tier (as set forth on Schedule A) as of the Severance Protection Date.

(v) “Severance Protection Date” means the date on which a Change in Control occurs during the Term.

(w) “Severance Protection Period” means, with respect to any Participant, the period commencing on the Severance Protection Date and ending on the earlier of (i) the second anniversary of the Severance Protection Date and (ii) the Participant’s Termination Date. If a Participant’s Severance Protection Period ends on the Participant’s Termination Date, the Severance Protection Period will be deemed to include such Termination Date.

(x) “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

(y) “Term” has the meaning set forth in Section 12.

(z) “Termination Date” means the date on which a Participant has a Separation from Service.

(aa) “Tier” has the meaning set forth in Section 3.

3. Eligibility(a) Participants. Participants in the Plan (“Participants”) are those employees of the Company and its Subsidiaries who are actively employed by the Company or a Subsidiary on or following the Effective Date in a position set forth on Schedule A (each set of positions set forth on Schedule A is referred to in the Plan as a “Tier”) and who are designated by the Chief Executive Officer as eligible to participate in the Plan. Notwithstanding the foregoing, any employee of the Company who is party to an employment agreement with the Company shall not be a Participant in the Plan except to the extent such employment agreement expressly provides for participation in this Plan

(b) Employment Rights. Participation in the Plan does not alter the status of a Participant as an at-will employee, and nothing the Plan will reduce or eliminate the right of the Company and its Subsidiaries to terminate a Participant’s employment at any time for any reason or the right of a Participant to resign at any time for any reason.

4. Effect of a Change in Control on Existing Plans. All change of control provisions applicable to the Participant and contained in any plan, program, agreement or arrangement maintained on or after the date hereof by the Company (including, but not limited to, any stock option, restricted stock award, restricted stock unit award, deferred compensation arrangement or tax qualified or non-tax qualified pension plan) shall remain in effect for such period after the date of a Change in Control as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects the Participant without the Participant’s prior written approval. In the event of a Change in Control during the Term, notwithstanding any provision to the contrary in any of the Company’s equity-based, equity-related or other long-term incentive compensation plans, practices, policies and programs, each as amended or any award agreements thereunder, (i) all outstanding stock options, stock appreciation rights and similar rights and awards then held by each Participant that are unexercisable or otherwise unvested will automatically become fully vested and immediately exercisable, as the case may be, (ii) all outstanding equity-based, equity-related and other long-term incentive awards then held by such Participant that are subject to performance-based vesting criteria will automatically become fully vested and earned at a deemed performance level equal to the greater of the target performance level or the performance level determined by actual performance through the date ending on the date of the Change in Control and (iii) all other outstanding equity-based, equity-related and long-term incentive awards, to the extent not covered by the foregoing clause (i) or (ii), then held by such Participant that are unvested or subject to restrictions or forfeiture will automatically become fully vested and all restrictions and forfeiture provisions related thereto will lapse.

5. Termination of Employment(a) Termination by the Company for Cause; Voluntary Resignation by the Participant without Good Reason. If, during the Severance Protection Period, a Participant’s employment is terminated either by the Company or its Subsidiaries for Cause or, except as otherwise provide in Section 5(c), by resignation of the Participant without Good Reason, then the Participant will not be entitled to any compensation or benefits under the Plan other than any payments the Company is at the time of such termination or resignation obligated to make pursuant to Section 4 (the “Accrued Rights”).

(b) Termination During the Severance Protection Period by the Company without Cause or by the Participant for Good Reason.

(i) Release of Claims. If following a Change in Control and during the Severance Protection Period a Participant’s employment is terminated by the Company or any of its Subsidiaries other than for Cause or Disability or by resignation of the Participant with Good Reason, then, in addition to the Accrued Rights the Participant will be entitled to the payments and benefits set forth in this Section 5(b), provided that the Participant has executed and delivered to the Company a release of all of Participant’s rights and claims (other than to compensation or other matters to which Participant entitled under this Plan following termination of employment) against the Company, its officers, directors, agents, servants, and employees, and their respective successors, assigns, insurers, parent companies, subsidiaries, and affiliates with respect to all matters relating to the Company or its parent companies, subsidiaries, or affiliates existing at the time of Participant’s execution of the release, and such release has become binding upon and irrevocable by Participant. The release shall be in substantially the form as set forth in Exhibit A. If the Participant fails to furnish such release, or if the release furnished by the Participant has not become effective and irrevocable by the 60th day after the Participant’s Termination Date, the Participant will not be entitled to any payment or benefit under the Plan other than the Accrued Rights.

(ii) Severance Pay. The Company will pay the Participant an amount equal to the Participant’s Severance Multiple times the sum of (A) the Participant’s Annual Base Salary (determined without regard to any reduction giving rise to Good Reason) and (B) the Participant’s Annual Bonus in a lump-sum payment on the next normal payroll cycle after the later of (a) the Participant’s Termination Date and (b) the expiration of seven days after the execution and return of a release without the Participant having revoked the release.

(iii) Annual Bonus. To the extent not paid under the Company’s annual bonus plan then in effect, the Company will pay the Participant an amount equal to the Participant’s pro-rated Annual Bonus in effect as of the Participant’s Termination Date at the target performance level, in a lump-sum payment on the next normal payroll cycle after the later of (a) the Participant’s Termination Date and (b) the expiration of seven days after the execution and return of a release without the Participant having revoked the release.

(iv) Qualified Pension Plan. The Company shall pay the Participant, in a lump sum payment as soon as practicable, but in no event later than 60 days after the Participant’s Termination Date, an amount equal to the difference, if any, between the present value of accrued benefit, whether or not vested, as of the Termination Date under the Qualified Pension Plan, and the present value of the vested portion of such accrued benefit, with such difference to be calculated, to the extent relevant, using the actuarial assumptions and interest rates specified in the Qualified Pension Plan. The vested portion of such accrued benefit, if any, shall be paid in accordance with the provisions of the Qualified Pension Plan.

(v) Nonqualified Pension Plan. The Company shall pay the Participant an amount equal to the lump sum which would have been payable under the Nonqualified Pension Plan had the Participant (A) been completely vested in the Participant’s full accrued benefit under the Nonqualified Pension Plan, (B) been eligible for normal retirement under the Nonqualified Pension Plan, and (C) retired as of the Participant’s Termination Date. Such benefit shall be calculated, to the extent relevant, using the actuarial assumptions specified in the Nonqualified Pension Plan. This payment shall be paid in a lump sum payment as soon as practicable, but in no event later than 60 days after the Participant’s Termination Date, and shall be made in lieu of any and all payments otherwise due under the Nonqualified Pension Plan.

(vi) Welfare Benefits. During the number of years equal to the Participant’s Severance Multiple (such period, the “Continuation Period”), the Company, at its expense, shall continue the Participant’s participation in the medical, dental and vision plans of the Company at the highest level provided to the Participant in effect immediately prior to the Termination Date; provided, however, that if, during the Continuation Period, the Participant becomes employed by a new employer and is eligible for equivalent benefits, continuing medical, dental and vision coverage from the Company shall cease. During the Continuation Period, the Participant shall continue to pay the medical, dental and vision plan premiums paid by similarly situated active employees.

(vii) Outplacement Services. The Company will, at its expense, make available to the Participant the services of the outplacement firm in accordance with the Company’s executive program for outplacement services, if any, in effect as of the Severance Protection Date (or at such higher levels as may be in effect at any time after the Severance Protection Date). In no event will outplacement services be provided later than the end of the second year following the year of the Participant’s Termination Date.

(c) Death or Disability. In the event of the termination of a Participant’s employment at any time as a result of death or Disability, neither the Participant nor the Participant’s estate will be entitled to any payments or benefits under the Plan, other than payments with respect to the Accrued Rights. If, however, a Participant dies after his Termination Date but prior to receiving payment of the amounts set forth in Section 5(b)(ii), (iii) and (iv), such amounts will be paid to the Participant’s estate as soon as practicable but in no event later than 30th day after the Participant’s death; provided that the Participant had furnished the release described in Section 5(b)(i) prior to his or her death and such release has become effective and irrevocable by the 30th day after the Participant’s death.

6. Certain Additional Payments by the Company(a) Gross-Up Payment. Notwithstanding anything in the Plan to the contrary and except as set forth below, in the event it will be determined that any Payment that is paid or payable to or for the benefit of a Participant during the Term would be subject to the Excise Tax, such Participant will be entitled to receive an additional payment (a “280G Gross-Up Payment”) in an amount such that, after payment by such Participant of all taxes (and any interest or penalties imposed with respect to such taxes), including any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Taxes imposed upon the 280G Gross-Up Payment, such Participant retains an amount of the 280G Gross-Up Payment equal to the Excise Tax imposed upon such Payments. The Company’s obligation to make 280G Gross-Up Payments under this Section 6 will not be conditioned upon a Participant’s termination of employment and will survive and apply after such Participant’s termination of employment. Notwithstanding the foregoing provision of this Section 6(a), if the Company determines that by reducing the portion of the Payment owed to the Participant pursuant to Section 5(b)(ii) or Section 5(b)(iii) by an amount not to exceed 10% of the Payment (the “Reduced Amount”) the receipt of the Payment will not give rise to any Excise Tax, and thus no 280G Gross-Up Payment would be required to be made to the Participant, then, provided the total of the amounts due to the Participant under this Plan equal or exceed the Reduced Amount, the amount of the Payment shall be reduced, to the extent provided herein, by the minimum Reduced Amount necessary to avoid any Excise Tax (and no 280G Gross-Up Payment shall be required under this Section 6(a) of the Plan). Any such reduction shall be made first from the amount payable under Section 5(b)(ii) and second, to the extent necessary, from the amount payable under Section 5(b)(iii). If reduction of amounts owed pursuant to Section 5(b)(ii) and Section 5(b)(iii) is not sufficient to avoid the imposition of an Excise Tax, then no such reduction shall occur.

(b) Calculation of Gross-Up Payment. Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a 280G Gross-Up Payment is required, the amount of such 280G Gross-Up Payment and the assumptions to be utilized in arriving at such determination, will be made in accordance with the terms of this Section 6 by a nationally recognized certified public accounting firm that will be selected by the Participant and approved by the Company, which approval shall not be unreasonably withheld (the “Accounting Firm”). The Accounting Firm will provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment or such earlier time as is requested by the Participant or the Company. For purposes of determining the amount of any 280G Gross-Up Payment, each Participant will be deemed to pay Federal income tax at the highest marginal rate applicable to individuals in the calendar year in which any such 280G Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest marginal rates applicable to individuals in the state or locality of the Participant’s residence or place of employment in the calendar year in which any such 280G Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes that can be obtained from deduction of state and local taxes, taking into account limitations applicable to individuals subject to Federal income tax at the highest marginal rate. All fees and expenses of the Accounting Firm will be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, will be paid by the Company to the applicable Participant within five business days of the receipt of the Accounting Firm’s determination. The Accounting Firm shall provide in writing to both the Company and the Participant its determination regarding whether any Excise Tax is payable by the Participant. Subject to Section 6.4(c), any determination by the Accounting Firm will be binding upon the Company and the Participant. As a result of the uncertainty in the application of the Excise Tax, it is possible that the amount of the 280G Gross-Up Payment determined by the Accounting Firm to be due to a Participant, consistent with the calculations required to be made hereunder, will be lower than the amount actually due (an “Underpayment”). In the event the Company exhausts its remedies pursuant to Section 6(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of the Underpayment that has occurred, and any such Underpayment will be paid by the Company to such Participant within five business days of the receipt of the Accounting Firm’s determination.

(c) Notice of Claims. A Participant will notify the Company in writing of any written claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a 280G Gross-Up Payment. Such notification will be given as soon as practicable, but no later than 30 days after the Participant is informed in writing of such claim. Failure to give timely notice will not prejudice any Participant’s right to 280G Gross-Up Payments and rights of indemnity under this Section 6, unless, and solely to the extent that, the Company has been prejudiced in a material respect by such failure. The Participant will advise the Company of the nature of such claim and the date on which such claim is requested to be paid. No Participant will pay such claim prior to the expiration of the 30-day period following the date on which the Participant gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies a Participant in writing prior to the expiration of such period that the Company wishes to contest such claim, the Participant will (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order effectively to contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including additional income taxes, interest and penalties) incurred in connection with such contest, and will indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest or penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company will control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that (A) if the Company directs the Participant to pay such claim and sue for a refund, the Company will advance the amount of such payment to the Participant, on an interest-free basis, and will indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance and (B) if such contest results in any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due, such extension must be limited solely to such contested amount. Furthermore, the Company’s control of the contest will be limited to issues with respect to which the 280G Gross-Up Payment would be payable hereunder, and each Participant will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) Refunds. If, after the receipt by a Participant of an amount advanced by the Company pursuant to Section 6(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant will (subject to the Company’s complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by a Participant of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Participant will not be entitled to any refund with respect to such claim and the Company does not notify Participant in writing of its intent to contest such denial of refund prior to the expiration of the 30-day period after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of 280G Gross-Up Payment required to be paid.

(e) Payment Deadline. Notwithstanding any other provision of this Section 6 to the contrary, any Gross-Up Payment, Underpayment or other payment or reimbursement made pursuant to this Section 6 will be paid or reimbursed no later than December 31st of the year following the year in which the applicable taxes are remitted or, in the case of reimbursement of expenses incurred due to a tax audit or litigation to which there is no remittance of taxes, no later than the end of the year following the year in which the expense is incurred.

7. Section 409A(a) Compliance. It is the intention of the Company that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan will be construed and interpreted in a manner consistent with Section 409A of the Code. From and after the Severance Protection Date, (i) the Company will administer and operate the Plan and each Participant’s rights and benefits hereunder in compliance with Section 409A of the Code and any rules, regulations or other guidance promulgated thereunder as in effect from time to time and (ii) in the event that the Company determines that any provision of the Plan does not comply with Section 409A or any such rules, regulations or guidance and that a Participant may become subject to additional tax, interest or penalties under Section 409A of the Code (such tax, interest and penalties a “Section 409A Tax”), the Plan may be deemed amended solely to the extent necessary to avoid the application of such Section 409A Tax, but only if such amendment or modification will not reduce the economic value to the affected Participant of such provision.

(b) Acceleration of Payments. To the extent that any payment or benefit required to be made under the Plan constitutes nonqualified deferred compensation subject to Section 409A of the Code, the time or schedule of such payment or benefit may not be accelerated except to the extent permitted by Section 409A of the Code. Where Section 409A of the Code permits a payment or benefit that constitutes nonqualified deferred compensation to be accelerated but does not require the Plan to expressly provide for such acceleration, the payment or benefit may be accelerated in the sole discretion of the Compensation Committee.

(c) Delay of Payments for Specified Employees. Notwithstanding any provision of this Plan to the contrary, any benefit or benefits owed to the Participant pursuant to this Plan that the Company determines are subject to the suspension period under Section 409A(a)(2)(B) of the Code shall not be paid or commence until a date following six months after the Participant’s Termination Date, or if earlier, the Participant’s death. For purposes of Section 11, any payments delayed pursuant to this Section 7(c) will have a due date of six months after the Participant’s Termination Date, or if earlier, the Participant’s death.

8. No Mitigation or Offset; Enforcement of the Plan(a) Mitigation and Offset. The Company’s obligation to make the payments and otherwise perform its obligations provided for in the Plan will not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against any Participant or others. In no event will any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of the Plan and, except as otherwise expressly provided for in the Plan, such amounts will not be reduced whether or not the Participant obtains other employment.

(b) Expense of Enforcement. The Company will reimburse, upon the Participant’s demand, any and all reasonable legal fees and expenses that the Participant may incur as a result of any contest, dispute or proceeding by the Company, the Participant or any other Person with respect to the validity or enforceability of, or liability under, any provision of the Plan or any guarantee of performance thereof (including as a result of any contest by the Participant regarding the amount of any payment owed pursuant to the Plan), and will indemnify and hold the Participant harmless, on an after-tax basis, for any tax (including Excise Tax) imposed on the Participant as a result of payment by the Company of such legal fees and expenses; provided, that the Participant prevails in a material respect in the applicable contest, dispute or proceeding. Any such payment or reimbursement will be for expenses incurred by the Participant during his lifetime, and such payment or reimbursement will be made not later than December 31st of the year following the year in which the Participant incurs the expense; provided, that in no event will the amount of expenses eligible for payment or reimbursement in one year affect the amount of expenses to be paid or reimbursed in any other taxable year. For the avoidance of doubt, the Company will not advance to the Participant any fees or expenses the Participant may incur in enforcing the provisions of this Agreement.

9. Insurance and Indemnification. Beginning upon the Severance Protection Date and for so long thereafter as any Participant could be subject to liability, the Company will keep in place a directors’ and officers’ liability insurance policy (or policies) providing comprehensive coverage to each Participant for claims relating to the Participant’s service as an employee, officer or director of the Company or its Subsidiaries, at a level (if any) that is no less favorable to the Participant (e.g., with respect to scope, amounts and deductibles) than the level (if any) provided to similarly situated active employees of the Company and its Subsidiaries. The Company will indemnify each Participant to the fullest extent permitted by the Company’s Certificate of Incorporation and Bylaws, any officer indemnification agreement between the Participant and the Company and the general laws of the State of Delaware and will provide indemnification expenses in advance to the extent permitted thereby. The indemnification and advance of any expenses provided by the Company pursuant to the Plan will not be deemed exclusive of any other rights to which a Participant may be entitled under any law (common or statutory), or any agreement, vote of shareholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the Company or any Subsidiary, and such rights will continue in respect of all events occurring while the Participant was a director of or employed by the Company or any Subsidiary that continue after the Participant has ceased to be a director of or employed by the Company or any Subsidiary, and will inure to the benefit of the estate, heirs, executors and administrators of the Participant.

10. Withholding. The Company will deduct and withhold from any amounts payable under the Plan such Federal, state, local, foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.

11. Default in Payment. Any payment not made within thirty calendar days after it is due in accordance with the Plan will thereafter bear interest, compounded annually, at the so-called composite “prime rate” as quoted from time to time during the relevant period in The Wall Street Journal. Any change in such prime rate will be effective on and as of the date of such change.

12. Term. Subject to Section 14, the Plan will remain in effect until the third anniversary of the Effective Date (such period, as extended by the provisions of this Section 12, the “Term”); provided that beginning on the second anniversary of the Effective Date and on each anniversary thereafter (each, an “Extension Date”), the Plan will be automatically extended for an additional one-year period, unless, pursuant to a resolution adopted by the Compensation Committee at least 60 days prior to the Extension Date, the Company determines not to extend the Plan. Notwithstanding the foregoing, in the event of a Change in Control during the Term, the Plan will continue in full force and effect in accordance with its terms and will not terminate or expire until all the Company’s obligations to all Participants have been satisfied in full; provided, however, that, notwithstanding any extension of the Term, the Plan will only be effective with respect to the first Change in Control that occurs following the Effective Date, and the Participants will not be entitled to any payments or benefits pursuant to the Plan with respect to any subsequent Change in Control.

13. Funding of Benefits. Promptly following the earlier of (i) the approval by the Board of a transaction that, if consummated, would constitute a Change in Control or (ii) the occurrence of an event that constitutes a Change in Control, the Company will contribute to a trust an amount sufficient to provide the payments and benefits (including any 280G Gross-Up Payment) that may become payable under the Plan. The trust will be irrevocable from and after the date on which a Change in Control occurs, and the assets of the trust will at all times be subject to the claims of the Company’s unsecured creditors. If a transaction approved by the Board is terminated or abandoned before a Change in Control occurs, the Company may terminate the trust and direct the trustee to pay to the Company the assets of the trust; provided that the Company will remain obligated to fund payments and benefits to the extent provided in this Section 13 upon the approval by the Board of any subsequent transaction or upon a subsequent Change in Control.

14. Amendment or Modification. The Board may amend or modify the Plan at any time; provided, however, that except as specifically provided below, (i) no amendment that is adverse to the interests of a Participant will be effective during the one-year period ending on the Severance Protection Date without the prior written consent of such Participant, and (ii) on and after (A) the Severance Protection Date or (B) the date of any meeting of the Board in which a transaction is under consideration or discussion, which, if consummated, would result in the occurrence of a Change in Control, the Plan may not be amended at any time in a manner that is adverse to a Participant without the prior written consent of such Participant. The failure of a Participant to insist upon strict adherence to any term of the Plan on any occasion will not be considered a waiver of such Participant’s rights or deprive such Participant of the right thereafter to insist upon strict adherence to that term or any other term of the Plan. No failure or delay by any Participant in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

15. Successors. This Plan will bind any successor (a “Successor”) to all or substantially all of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would have been obligated under the Plan if no such succession had taken place. In the case of any transaction in which a Successor would not, pursuant to the foregoing provision or by operation of law, be bound by the Plan, the Company will require such Successor expressly and unconditionally to assume and agree to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would have been required to perform such obligations if no such succession had taken place. The term “Company,” as used in the Plan, will mean the Company as hereinbefore defined and any Successor and any assignee to such business or assets which by reason hereof becomes bound by the Plan.

16. Claims(a) Rights. If a Participant has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits, the Participant shall submit the claim in accordance with the procedures set forth in this Section 16. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” shall be 2 years, beginning on (i) in the case of any claim related to a lump-sum payment, the date on which the payment was made, or (ii) for all other claims, the date on which the claim was incurred. Additionally, upon denial of an appeal pursuant to Section 16(c) hereof, a Participant shall have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period shall be precluded.

(b) Procedure. Claims for benefits under the Plan may be filed in writing with the Administrative Committee on forms or in such other written documents as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(c) Appeal. Any Participant who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 16(b). The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 60-day period, and such extension shall not exceed one additional 60-day period. If unfavorable, the notice of the decision shall explain the reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision and state the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(d) Satisfaction of Claims. Any payment to a Participant, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Company, either of whom may require such Participant as a condition to such payment to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Company. If receipt and release is required but the Participant does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution(s) shall be forfeited.

17. Severability. If any term or provision of the Plan is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of the Plan will nonetheless remain in full force and effect.

18. Survival. The provisions of the Plan will survive and remain binding and enforceable, notwithstanding the expiration or termination of the Plan, the termination of a Participant’s employment with the Company for any reason or any settlement of the financial rights and obligations arising from such Participant’s participation under the Plan, to the extent necessary to preserve the intended benefits of the Plan.

19. Notices. All notices or other communications required or permitted by the Plan will be made in writing and all such notices or communications will be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	Dr Pepper Snapple Group, Inc.
5301 Legacy Drive Plano, TX 75024
Attention: Executive Vice President and General Counsel
If to a Participant:	To the most recent address of Participant set forth in the personnel records of the Company or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address will be effective only upon receipt.

20. GOVERNING LAW. THIS PLAN WILL BE DEEMED TO BE MADE IN THE STATE OF TEXAS, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS PLAN IN ALL RESPECTS WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

21. Headings and References. The headings of the Plan are inserted for convenience only and neither constitute a part of the Plan nor affect in any way the meaning or interpretation of the Plan. When a reference in the Plan is made to a Section, such reference will be to a Section of the Plan unless otherwise indicated.

22. Interpretation. For purposes of the Plan, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation but rather will be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.”

Adopted by the Compensation Committee of the Board of Directors of Dr Pepper Snapple Group, Inc. on February 11, 2009.

SCHEDULE A

POSITION	TIER	SEVERANCE MULTIPLE
Chief Executive Officer	Tier I	3.0
Broadband 1 Executives who are designated by	Tier II	2.5
the Chief Executive Officer
Broadband 2 Executives who are designated by	Tier III	2.0
the Chief Executive Office
Broadband 3 Executives who are designated by	Tier IV	1.5
the Chief Executive Officer

EXHIBIT A
GENERAL RELEASE

This General Release (the “Release”) is executed as of this        day of      , 20      , by and between        (the “Participant”) and Dr Pepper Snapple Group, Inc. (“DPSG”) for purposes of evidencing the covenants, obligations and undertakings of such parties set forth below.

1. The Participant, for himself and on behalf of the Participant’s agents, attorneys, heirs, executors, administrators, successors and assigns, hereby irrevocably releases, acquits, discharges and forever forgives DPSG, its past and present officers, directors, shareholders, representatives, agents, servants, and employees, and their respective successors, assigns, insurers, parent companies, subsidiaries, and affiliates, and all persons acting by, through, under or in concert with them, (the “Releasees”) from any and all claims, causes of action, suits, controversies, appeals, grievances, promises, agreements, damages, rights, debts, liabilities, costs, losses, personal injuries and any other compensation whatsoever, whether presently known or unknown, liquidated or unliquidated, matured or contingent, arising at any time through the date of the execution of this Agreement. This Release covers any and all claims, regardless of whether they arose in contract or in tort or are based upon statutes, laws or rules, regulations, common law principles or otherwise, and includes but is not limited to claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Pregnancy Discrimination Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, COBRA, the Occupational Safety and Health Act, or any other federal, state or local statute, law or regulation relating to employment; common-law claims for breach of contract, quantum meruit, reformation of contract, breach of implied covenant of good faith and fair dealing, debt, wrongful discharge, defamation, invasion of privacy, infliction of emotional distress, tortious interference, misrepresentation, fraud, conspiracy, negligence or gross negligence; and any other statutory or common-law cause of action, whether or not relating to the Participant’s employment with DPSG; provided, however, that this Release does not include any claims the Participant may have to compensation or benefits to be provided to the Participant following termination of the Participant’s employment with DPSG, any rights the Participant may have under any pension or benefit plan in which the Participant was or is a participant, and any indemnification rights the Participant may have under company bylaws or insurance.

2. The Participant agrees that the terms and conditions of this Release are confidential and that the Participant will not, directly or indirectly, disclose the fact of or terms of this Release to anyone other than the Participant’s attorney or tax advisor, except to the extent such disclosure may be required for accounting or tax reporting purposes or otherwise be required by law or direction of a court. Nothing in this provision shall be construed to prohibit the Participant from disclosing this Release to the Equal Employment Opportunity Commission in connection with any complaint or charge submitted to that agency.

3. The Participant agrees not to make any comments relating to the Releasees that are critical, disparaging or derogatory or that may tend to injure the business of the Releasees and agrees not to encourage any person, corporation or entity to sue or not to do business with the Releasees.

4. Effective as of the Termination Date, the Participant hereby resigns from any and all positions as an officer or director of DPSG or its affiliates and subsidiaries, and agrees to execute any documents required for the purpose of effecting such resignation.

5. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. One or more waivers of a breach of any covenant, term or provision of this Release by any party shall not operate or be construed as a waiver of any subsequent breach of the same covenant, term or provision, nor shall it be construed as a waiver of any other then existing or subsequent breach of a different covenant, term or provision.

6. This Release sets forth the entire agreement between DPSG and the Participant and supersedes any and all prior oral or written agreements or understandings concerning the subject matter of this Release. This Release may not be altered, amended or modified, except by a further written document signed by a duly authorized representative of DPSG and the Participant.

7. This Release is made within the State of Texas and shall in all respects be interpreted, enforced and governed by the laws of the State of Texas.

8. This Release shall be binding upon the Participant, his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Releasees and their respective administrators, representatives, successors and assigns.

9. The Participant acknowledges that this Release is in full settlement, satisfaction, and discharge of any and all claims, demands, actions, and causes of action released by the Participant, and that it applies to all claims, whether known or unknown. The Participant further acknowledges that the consideration to be provided pursuant to the Agreement upon execution of this Release represents amounts and benefits greater than the Participant would be entitled to receive if the Participant were not to execute this Release. The Participant represents and warrants that the Participant has full power and authority to enter into and execute this Release. The Participant represents that the Participant has carefully read and fully understands all the provisions of this Release, that the Participant has been advised to consult with an attorney of the Participant’s choice and has had the opportunity to do so, and that the Participant is freely, knowingly and voluntarily entering into this Release without reliance on any representations of any kind or character not set forth herein.

10. The Participant acknowledges that the Participant has been provided at least twenty-one (21) days after receipt of this Release to decide whether to sign the Release and be bound by its terms, and that the Participant has considered the terms of this Release for at least twenty-one (21) days or knowingly and voluntarily waived the Participant’s right to do so. The Participant further acknowledges and understands that the Participant has the right to revoke this Release for a period of seven (7) days after the Participant has signed it.

IN WITNESS WHEREOF, the parties hereto have executed this General Release as of the date first above written.